Exhibit 4.1

VEECO INSTRUMENTS INC.

INDENTURE

Dated as of                    , 200

TRUSTEE

SECTION 4.05	MAINTENANCE OF OFFICE OR AGENCY.

ARTICLE 5 SUCCESSOR CORPORATION

SECTION 5.01	WHEN COMPANY MAY MERGE OR TRANSFER ASSETS.

ARTICLE 6 DEFAULTS AND REMEDIES

SECTION 6.01	EVENTS OF DEFAULT.

SECTION 6.02	ACCELERATION.

SECTION 6.03	OTHER REMEDIES.

SECTION 6.04	WAIVER OF PAST DEFAULTS.

SECTION 6.05	CONTROL BY MAJORITY.

SECTION 6.06	LIMITATION ON SUITS.

SECTION 6.07	RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

SECTION 6.08	COLLECTION SUIT BY TRUSTEE.

SECTION 6.09	TRUSTEE MAY FILE PROOFS OF CLAIM.

SECTION 6.10	PRIORITIES.

SECTION 6.11	UNDERTAKING FOR COSTS.

SECTION 6.12	WAIVER OF STAY, EXTENSION OR USURY LAWS.

ARTICLE 7 TRUSTEE

SECTION 7.01	DUTIES AND RESPONSIBILITIES OF THE TRUSTEE; DURING DEFAULT; PRIOR TO DEFAULT.

SECTION 7.02	CERTAIN RIGHTS OF THE TRUSTEE.

SECTION 7.03	TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITION OF NOTES OR APPLICATION OF PROCEEDS THEREOF.

SECTION 7.04	TRUSTEE AND AGENTS MAY HOLD NOTES; COLLECTIONS, ETC.

SECTION 7.05	MONEYS HELD BY TRUSTEE.

SECTION 7.06	COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM.

SECTION 7.07	RIGHT OF TRUSTEE TO RELY ON OFFICERS’ CERTIFICATE, ETC.

SECTION 7.08	CONFLICTING INTERESTS.

SECTION 7.09	PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE.

SECTION 7.10	RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE.

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SECTION 7.11	ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE.

SECTION 7.12	MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE.

SECTION 7.13	PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

SECTION 7.14	REPORTS BY THE TRUSTEE.

SECTION 7.15	TRUSTEE TO GIVE NOTICE OF DEFAULT, BUT MAY WITHHOLD IN CERTAIN CIRCUMSTANCES.

ARTICLE 8 DISCHARGE OF INDENTURE

SECTION 8.01	DISCHARGE OF LIABILITY ON NOTES.

SECTION 8.02	REPAYMENT OF THE COMPANY.

ARTICLE 9 AMENDMENTS

SECTION 9.01	WITHOUT CONSENT OF HOLDERS.

SECTION 9.02	WITH CONSENT OF HOLDERS.

SECTION 9.03	COMPLIANCE WITH TRUST INDENTURE ACT.

SECTION 9.04	REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS.

SECTION 9.05	NOTATION ON OR EXCHANGE OF NOTES.

SECTION 9.06	TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES.

SECTION 9.07	EFFECT OF SUPPLEMENTAL INDENTURES.

SECTION 9.08	REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

ARTICLE 10 [Reserved]

ARTICLE 11 RESERVED

ARTICLE 12 [Reserved]

ARTICLE 13 MEETINGS OF HOLDERS OF NOTES

SECTION 13.01	PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

SECTION 13.02	CALL, NOTICE AND PLACE OF MEETINGS.

SECTION 13.03	PERSONS ENTITLED TO VOTE AT MEETINGS.

SECTION 13.04	QUORUM; ACTION.

SECTION 13.05	DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

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SECTION 13.06	COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

ARTICLE 14 MISCELLANEOUS

SECTION 14.01	TRUST INDENTURE ACT CONTROLS.

SECTION 14.02	NOTICES.

SECTION 14.03	COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

SECTION 14.04	CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

SECTION 14.05	STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

SECTION 14.06	SEPARABILITY CLAUSE.

SECTION 14.07	RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR.

SECTION 14.08	BENEFITS OF INDENTURE.

SECTION 14.09	LEGAL HOLIDAYS.

SECTION 14.10	GOVERNING LAW.

SECTION 14.11	NO RECOURSE AGAINST OTHERS.

SECTION 14.12	SUCCESSORS.

SECTION 14.13	MULTIPLE ORIGINALS.

EXHIBITS

Exhibit A-1                                     Form of Certificated Note

Exhibit B-1                                       Transfer Certificate

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CROSS REFERENCE TABLE(1)

TIA Section	Indenture Section
310 (a)(1)	7.09
(a)(2)	7.09
(a)(3)	N.A.(2)
(a)(4)	N.A.
(a)(5)	Preamble
(b)	7.08; 7.09; 7.10; 7.11
(c)	N.A.
311 (a)	7.13
(b)	7.13
(c)	N.A.
312 (a)	2.05
(b)	14.03
(c)	14.03
313 (a)	7.14
(b)(1)	7.14
(b)(2)	7.14
(c)	14.02
(d)	7.14
314 (a)	4.02; 4.03; 14.02
(b)	N.A.
(c)(1)	14.04
(c)(2)	14.04
(c)(3)	N.A.
(d)	N.A.
(e)	14.05
(f)	N.A.
315 (a)	7.01
(b)	7.15; 14.02
(c)	7.01
(d)	7.01
(e)	6.11
316 (a) (last sentence)	2.08
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	1.05

(1)                                  Note:  This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

(2)                                  N.A. means Not Applicable.

317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318 (a)	14.01
(b)	N.A.
(c)	14.01

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INDENTURE dated as of                          , 200   between VEECO INSTRUMENTS INC., a Delaware corporation (the “Company”), and                             , a                                                         , as Trustee hereunder (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of debt securities (hereinafter referred to as the “Notes”) in an aggregate principal amount not to exceed $                        to be issued from time to time in one or more series as in this Indenture provided, as registered securities without coupons to be authenticated by the certificate of the Trustee.

All things necessary to make the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01                    DEFINITIONS.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)                                  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(3)                                  the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“AFFILIATE” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.  For purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“BOARD OF DIRECTORS” means either the board of directors of the Company or any duly authorized committee of such board.

“BOARD RESOLUTION” means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

“BUSINESS DAY” means each day of the year other than a Saturday or a Sunday on which banking institutions are not required or authorized to close in the City of New York or the city in which the principal corporate trust office of the Trustee is located.

“CAPITAL STOCK” of any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“CERTIFICATED NOTES” means Notes that are in the form of the Note attached hereto as Exhibit A-1.

“COMMON STOCK” means the common stock, par value $0.01 per share of the Company.

 “COMPANY” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and, thereafter, “Company” shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“COMPANY REQUEST” or “COMPANY ORDER” means a written request or order signed in the name of the Company by any two Officers.

“CORPORATE TRUST OFFICE” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at                                                                                             , or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“DEFAULT” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“DOLLAR” or “U.S.$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“EXCHANGE ACT” means the United States Securities Exchange Act of 1934 (or any successor statute), as amended from time to time.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“HOLDER” or “NOTEHOLDER” means a person in whose name a Note is registered on the Registrar’s books.

“INDENTURE” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“INTEREST PAYMENT DATE” means the Stated Maturity of an installment of interest on the Notes.

“INTEREST RATE” means             per annum.

“ISSUE DATE” of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

“NOTES” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company”.

“OFFICER” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“OFFICERS’ CERTIFICATE” means a written certificate containing the information specified in Sections 14.04 and 14.05, signed in the name of the Company by any two Officers, and delivered to the Trustee.  An Officers’ Certificate given pursuant to Section 4.03 shall be signed by one authorized financial or accounting Officer of the Company but need not contain the information specified in Sections 14.04 and 14.05.

“OPINION OF COUNSEL” means a written opinion, in form and substance reasonably satisfactory to the Trustee, containing the information specified in Sections 14.04 and 14.05, from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of, or counsel to, the Company or the Trustee.

“PERSON” or “PERSON” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

“PRINCIPAL” of a Note means the principal amount due on the Stated Maturity as set forth on the face of the Note.

“REGULAR RECORD DATE” means, with respect to the interest payable on any Interest Payment Date, the close of business on June 6 or December 6 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“RESPONSIBLE OFFICER” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“SEC” means the Securities and Exchange Commission.

“SECURITIES ACT” means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

“SIGNIFICANT SUBSIDIARY” means, as of any date of determination, a Subsidiary of the Company, including its Subsidiaries, that meets any of the following conditions as of such date:

(i)                                     the Company’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

(ii)                                  the Company’s and its other Subsidiaries’ proportionate share of the total assets of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

(iii)                               the Company’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year.

“STATED MATURITY”, when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

“SUBSIDIARY” means, as of any date of determination (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“TRUSTEE” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“UNITED STATES” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its “possessions” including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

“U.S. GOVERNMENT OBLIGATIONS” means securities that are (i) direct obligations of the United States of America, the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation for the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

SECTION 1.02                    OTHER DEFINITIONS

Term	Defined in Section

“Act”	1.05	(a)
“Agent Members”	2.12
“Bankruptcy Law”	6.01
“Custodian”	6.01
“Event of Default”	6.01
“Legal Holiday”	14.09
“Notice of Default”	6.01
“Paying Agent”	2.03
“Registrar”	2.03

SECTION 1.03                    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture Notes” means the Notes.

“indenture Note holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture Notes means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04                    RULES OF CONSTRUCTION.  Unless the context otherwise requires:

(a)                                  a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect from time to time;

(c)                                  “or” is not exclusive;

(d)                                 “including” means including, without limitation; and

(e)                                  words in the singular include the plural, and words in the plural include the singular.

SECTION 1.05                                  ACTS OF HOLDERS.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in person or by their agent or proxy duly appointed in writing, (ii) the record of Holders of Notes voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Notes duly called and held in accordance with the provisions of Article 13 or (iii) a combination of such instruments and any such record.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record are delivered to the Trustee and, where it is hereby expressly required, to the Company.  The Trustee shall promptly deliver to the Company copies of all such instruments and records delivered to the Trustee with a courtesy copy to the Company’s counsel at the address listed in Section 14.02.  Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments and so voting at such meeting pursuant to Section 13.06.  Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this

Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Notes shall be proved by the register for the Notes or by a certificate of the Registrar.

(c)                                  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(d)                                 If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, or seek the vote of the Holders, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Upon receipt by the Trustee from any Holder of (i) any notice of default or breach referred to in Section 6.01(3), if such default or breach has occurred and is continuing and the Trustee shall not have given such a notice to the Company, (ii) any declaration of acceleration referred to in Section 6.02, if an Event of Default has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (iii) any direction referred to in Section 6.05, if the Trustee shall not have taken the action specified in such direction, then a record date shall automatically, and without any action by the Company or the Trustee, be set for determining the Holders entitled to join in such notice, declaration or direction, which record date shall be the close of business on the tenth day (or, if such day is not a Business Day, the first Business Day thereafter) following the day on which the Trustee receives such notice, declaration or direction.  Promptly after such receipt by the Trustee, and as soon as practicable thereafter, the Trustee shall notify the Company and the Holders of any such record date so fixed.  The Holders on such record date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after such record date; PROVIDED that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Notes on such record date (or their duly appointed agents or proxies) having joined therein on or prior to the 90th day after such record date, such notice, declaration or direction shall automatically, and without any action by any Person, be canceled and of no further effect.  Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent or proxy thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. In addition, nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders (or their duly appointed agents or proxies) of the requisite principal amount of Notes on the date such notice, declaration or direction is so given.

(e)                                  The provisions of this Section 1.05 are subject to the provisions of Section 13.05.

ARTICLE 2

THE NOTES

SECTION 2.01                                  FORM AND DATING.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form annexed hereto as Exhibit A-1, which is incorporated in and made a part of this Indenture.  The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the notes may be listed or designated for issuance, or to conform to usage.

(a)                                  CERTIFICATED NOTES.  Notes will be issued in certificated form substantially in the form of Exhibit A-1 attached hereto.

SECTION 2.02                                  EXECUTION AND AUTHENTICATION.  The Notes shall be executed on behalf of the Company by any Officer, under its corporate seal reproduced thereon.  The signature of the Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Notes the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of authentication of such Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

The Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount of up to $                         upon a Company Order without any further action by the Company.  The aggregate principal amount of Notes outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

The Notes shall be issued only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

SECTION 2.03                                  REGISTRAR AND PAYING AGENT.  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for purchase or payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, or co-registrar (other than the Trustee).  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee in writing of the name and address of any such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

SECTION 2.04                                  PAYING AGENT TO HOLD MONEY AND NOTES IN TRUST.  Except as otherwise provided herein, on or prior to each due date of payments in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee in writing of any default by the Company in making any such payment.  At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust.  If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it.  Upon doing so, the Paying Agent shall have no further liability for the money.

SECTION 2.05                                  NOTEHOLDER LISTS.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders.  If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on June 6 and December 6 a listing of Noteholders dated within 13 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

SECTION 2.06                                  TRANSFER AND EXCHANGE.  (a)  Subject to Section 2.12,  upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Noteholder or such Noteholder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount.  The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Noteholder requesting such transfer or exchange.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Noteholder or such Noteholder’s attorney duly authorized in writing, at such office or agency.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

(b)                                 Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Notes.

(c)                                  Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

(d)                                 No Registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in the text of the Notes or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

SECTION 2.07                                  REPLACEMENT NOTES.  If (a) any mutilated Note is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such Note or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.08                                  OUTSTANDING NOTES; DETERMINATIONS OF HOLDERS’ ACTION.  Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it or delivered to it for cancellation, those paid pursuant to Section 2.07 and those described in this Section 2.08 as not outstanding.  A Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes are present at a meeting of Holders for quorum purposes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining  whether the Trustee shall be protected in making such calculation or in relying upon any such determination as to the presence of a quorum or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.  Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Notes payable on that date, then immediately after such Stated Maturity such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue.

SECTION 2.09                                  TEMPORARY NOTES.  Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.10                                  CANCELLATION.  All Notes surrendered for payment or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee.  The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture.  All cancelled Notes held by the Trustee shall be destroyed by the Trustee and the Trustee shall, upon request, deliver a certificate of destruction to the Company.

SECTION 2.11                                  PERSONS DEEMED OWNERS.  Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of the Note and interest thereon and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 2.12                                  TRANSFER AND EXCHANGE OF CERTIFICATED NOTES.  When Certificated Notes are presented to the Registrar with a request:

(x) to register the transfer of such Certificated Notes; or

(y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonable satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

SECTION 2.13                                  CUSIP NUMBERS.  The Company in issuing the Notes may use “CUSIP” numbers.  The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

SECTION 2.14                                  DEFAULTED INTEREST.  If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date.  A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day.  At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

ARTICLE 3

[RESERVED]

ARTICLE 4

COVENANTS

SECTION 4.01                                  PAYMENT OF PRINCIPAL, PREMIUM, INTEREST ON THE NOTES.  The Company will duly and punctually pay the principal of and premium, if any, and interest at the Interest Rate in respect of the Notes in accordance with the terms of the Notes and this Indenture.  The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than 11:00 a.m., New York time on the day of the Stated Maturity of any Note or installment of interest, all payments so due in immediately available funds.  Principal amount and cash interest shall be considered paid on the applicable date due if at 11:00 a.m., New York time on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money or Notes, if permitted hereunder, sufficient to pay all such amounts then due.

The Company shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in paragraph 1 on the reverse side of the Notes, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such overdue interest shall be payable on demand.

SECTION 4.02                                  SEC AND OTHER REPORTS.  The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.  The Company also shall comply with the other provisions of TIA Section 314(a).

SECTION 4.03                                  COMPLIANCE CERTIFICATE.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2002) an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 4.04                                  FURTHER INSTRUMENTS AND ACTS.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.05                                  MAINTENANCE OF OFFICE OR AGENCY.  The Company will maintain in The Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar and Paying Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange or purchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The office of the Trustee, located at                            , attention: Corporate Trust Administration, shall initially be such office or agency for all of the aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.02.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

ARTICLE 5

SUCCESSOR CORPORATION

SECTION 5.01                                  WHEN COMPANY MAY MERGE OR TRANSFER ASSETS.  The Company shall not consolidate with, merge with or into any other person, engage in a statutory share exchange or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(a)                                  either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be organized and validly existing under the laws of the United States and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

(b)                                 at the time of such transaction, no Event of Default and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and

(c)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, statutory share exchange, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article  5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes.  Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01                                  EVENTS OF DEFAULT.  An “Event of Default” occurs if:

(1)                                  the Company fails to pay when due the principal of or premium, if any, on any of the Notes at maturity, or otherwise;

(2)                                  the Company fails to pay an installment of interest (including additional interest, if any) on any of the Notes that continues for 30 days after the date when due;

(3)                                  the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture for a period of 60 days after receipt by the Company of a Notice of Default (as defined in this Section 6.01);

(4)                                  the Company, or any Significant Subsidiary, or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

(A)                              commences a voluntary case or proceeding;

(B)                                consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C)                                consents to the appointment of a Custodian of it or for any substantial part of its property;

(D)                               makes a general assignment for the benefit of its creditors;

(E)                                 files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F)                                 consents to the filing of such a petition or the appointment of or taking possession by a Custodian; or

(5)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief against the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary insolvent or bankrupt;

(B)                                appoints a Custodian of the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary or for any substantial part of its or their properties; or

(C)                                orders the winding up or liquidation of the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 days.

“Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law;

A Default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (3) above after actual receipt of such notice.  Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company will deliver to the Trustee, within five Business Days of becoming aware of the occurrence of an event specified in (1) through (5) above, written notice thereof.  In addition, the Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the lapse of time would become an Event of Default under clause (3) above, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02                                  ACCELERATION.  If an Event of Default (other than an Event of Default specified in Section 6.01(4) or (5)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding by notice to the Company and the Trustee, may declare the Notes due and payable at their principal amount together with accrued interest.  Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

If an Event of Default specified in Section 6.01(4) or (5) above occurs and is continuing, then the principal and the interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders.

The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Noteholder) may rescind or annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal and any accrued cash interest that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.06 have been paid.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03                                  OTHER REMEDIES.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal, the premium, if any, and any accrued cash interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or produce any of the Notes in the proceeding.  A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

SECTION 6.04                                  WAIVER OF PAST DEFAULTS.  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(1) or (2) or (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.  This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.05                                  CONTROL BY MAJORITY.  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it against loss, liability or expense.  This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.06                                  LIMITATION ON SUITS.  A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                  the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2)                                  the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

(3)                                  such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)                                  the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(5)                                  the Holders of a majority in aggregate principal amount of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Noteholder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

SECTION 6.07                                  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, premium, if any, plus any accrued cash interest in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of such Holder.

SECTION 6.08                                  COLLECTION SUIT BY TRUSTEE.  If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Notes and the amounts provided for in Section 7.06.

SECTION 6.09                                  TRUSTEE MAY FILE PROOFS OF CLAIM.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount or any accrued cash interest in respect of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)                                  to file and prove a claim for the whole amount of the principal amount or any accrued cash interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.06) and of the Holders allowed in such judicial proceeding, and

(b)                                 to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10                                  PRIORITIES.  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(1)                                  to the Trustee for amounts due under Section 7.06;

(2)                                  to Holders for amounts due and unpaid on the Notes for the principal amount or any accrued cash interest, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

(3)                                  the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.11                                  UNDERTAKING FOR COSTS.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding.  This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.12                                  WAIVER OF STAY, EXTENSION OR USURY LAWS.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount or any accrued cash interest in respect of Notes, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01                                  DUTIES AND RESPONSIBILITIES OF THE TRUSTEE; DURING DEFAULT; PRIOR TO DEFAULT.  The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In case an Event of Default hereunder has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a)                                  prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred:

(i)                                     the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)                                  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

The provisions of this Section 7.01 are in furtherance of and subject to Sections 315 and 316 of the TIA.

SECTION 7.02                                  CERTAIN RIGHTS OF THE TRUSTEE.  In furtherance of and subject to the TIA and subject to Section 7.01:

(a)                                  the Trustee may rely, and shall be protected in acting or refraining from acting upon, any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, Note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company;

(c)                                  the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)                                 the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture with the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby;

(e)                                  the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f)                                    prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand; and

(g)                                 the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

SECTION 7.03                                  TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITION OF NOTES OR APPLICATION OF PROCEEDS THEREOF.  The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

SECTION 7.04                                  TRUSTEE AND AGENTS MAY HOLD NOTES; COLLECTIONS, ETC.  The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 7.08 and 7.13, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

SECTION 7.05                                  MONEYS HELD BY TRUSTEE.  Subject to the provisions of Section 8.02 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law.  Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

SECTION 7.06                                  COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM.  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) to be agreed to in writing by the Trustee and the Company, and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including (i) the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ and (ii) interest at the prime rate on any disbursements and advances made by the Trustee and not paid by the Company within 5 days after receipt of an invoice for such disbursement or advance) except any such expense, disbursement or advance as may arise from its negligence or bad faith.  The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises.  The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.  Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby effectively subordinated to such senior claim to such extent.  The provisions of this Section 7.06 shall survive the termination of this Indenture.  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01 (4) and (5), the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any bankruptcy law.

SECTION 7.07                                  RIGHT OF TRUSTEE TO RELY ON OFFICERS’ CERTIFICATE, ETC.  Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

SECTION 7.08                                  CONFLICTING INTERESTS.  If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA.

SECTION 7.09                                  PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE.  The Trustee shall at all times be a corporation or banking association and the Trustee and its parent corporation shall at all times have a combined capital and surplus of at least $10,000,000.  If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

SECTION 7.10                                  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE.  (a)  The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Notes by giving written notice of resignation to the Company and by mailing notice thereof by first class mail to the Holders of Notes at their last addresses as they shall appear on the Note register.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees.  If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide Holder of a Note for at least six months may, subject to the provisions of Section 7.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)                                 In case at any time any of the following shall occur:

(i)                                     the Trustee shall fail to comply with the provisions of Section 7.08 with respect to any Notes after written request therefor by the Company or by any Noteholder who has been a bona fide Holder of a Note for at least six months; or

(ii)                                  the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any Noteholder; or

(iii)                               the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.11, any Noteholder who has been a bona fide Holder of a Note for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.  If no successor trustee shall have been appointed and have accepted appointment within 30 days after a notice of removal has been given, the removed trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.

(c)                                  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 1.05 of the action in that regard taken by the Noteholders.

(d)                                 Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

SECTION 7.11                                  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE.  Any successor trustee appointed as provided in Section 7.10 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

Upon acceptance of appointment by any successor trustee as provided in this Section 7.11, the Company shall mail notice thereof by first class mail to the Holders of Notes at their last addresses as they shall appear in the register.  If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

SECTION 7.12                                  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE.  Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or banking association shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.  In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 7.13                                  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.  The Trustee shall comply with the provisions of Section 311 of the TIA.

SECTION 7.14                                  REPORTS BY THE TRUSTEE.  (a)  The Trustee shall transmit to Holders and other persons such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA on or before July 15 in each year that such report is required, such reports to be dated as of the immediately preceding May 15.

(b)                                 A copy of each such report shall, at the time of such transmission to Holders, be furnished to the Company and be filed by the Trustee with each stock exchange upon which the Notes are listed and also with the SEC. The Company agrees to notify the Trustee when and as the Notes become admitted to trading on any national securities exchange.

SECTION 7.15                                  TRUSTEE TO GIVE NOTICE OF DEFAULT, BUT MAY WITHHOLD IN CERTAIN CIRCUMSTANCES.  The Trustee shall transmit to the Holders, as the names and addresses of such Holders appear on the Note register, notice by mail of all Defaults which have occurred, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice; provided that, except in the case of Default in the payment of the principal of, interest on, or other similar obligation with respect to, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders.

ARTICLE 8

DISCHARGE OF INDENTURE

SECTION 8.01                                  DISCHARGE OF LIABILITY ON NOTES.  When all outstanding Notes will become due and payable within one year of their Stated Maturity and the Company has deposited with the Trustee cash sufficient to pay and discharge all outstanding Notes on the date of their Stated Maturity, then the Company may discharge its obligations under this Indenture while Notes remain outstanding.  The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

SECTION 8.02                                  REPAYMENT OF THE COMPANY.  The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Noteholders with respect to such money or securities for that period commencing after the return thereof.

ARTICLE 9

AMENDMENTS

SECTION 9.01                                  WITHOUT CONSENT OF HOLDERS.  The Company and the Trustee may amend this Indenture or the Notes without the consent of any Holder for the purposes of, among other things:

(1)                                  adding to the Company’s covenants for the benefit of the Holders;

(2)                                  surrendering any right or power conferred upon the Company;

(3)                                  providing for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger, statutory share exchange or other business combination or sale of all or substantially all of the Company’s assets occurs;

(4)                                  complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(5)                                  curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture; provided that such modification or amendment does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the Holders in any material respect; or

(6)                                  adding or modifying any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect;

(7)                                  complying with Article 5; or

(8)                                  providing for uncertificated Notes in addition to the Certificated Notes so long as such uncertificated Notes are in registered form for purposes of the Internal Revenue Code of 1986, as amended.

SECTION 9.02                                  WITH CONSENT OF HOLDERS.  With the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding or by the adoption of a resolution at a meeting of Holders at which a quorum is present by at least a majority in aggregate principal amount of the Notes represented at the meeting, the Company may modify and amend this Indenture or the Notes and waive noncompliance by the Company.  However, without the consent of each Holder affected, a modification, amendment or waiver to this Indenture or the Notes may not:

(1)                                  change the maturity of the principal of or any installment of interest on any Note (including any payment of additional interest);

(2)                                  reduce the principal amount of, or premium, if any, or interest on (including any payment of additional interest), any Note;

(3)                                  reduce the Interest Rate or interest (including additional interest) on any Note;

(4)                                  change the currency of payment of principal of, premium, if any, or interest of any Note;

(5)                                  impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

(6)                                  modify the subordination provisions of the Notes in a manner adverse to the Holders; or

(7)                                  reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past default.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

SECTION 9.03                                  COMPLIANCE WITH TRUST INDENTURE ACT.  Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

SECTION 9.04                                  REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS.  Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Note hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same obligation as the consenting Holder’s Note, even if notation of the consent, waiver or action is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Note or portion of the Note if the Trustee receives written notice of revocation before the date the amendment, waiver or action becomes effective.  After an amendment, waiver or action becomes effective, it shall bind every Noteholder.

SECTION 9.05                                  NOTATION ON OR EXCHANGE OF NOTES.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

SECTION 9.06                                  TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES.  The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign such supplemental indenture.  In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07                                  EFFECT OF SUPPLEMENTAL INDENTURES.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.08                                  REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

ARTICLE 10

[RESERVED]

ARTICLE 11

RESERVED

ARTICLE 12

[RESERVED]

ARTICLE 13

MEETINGS OF HOLDERS OF NOTES

SECTION 13.01                            PURPOSES FOR WHICH MEETINGS MAY BE CALLED.  A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes.

SECTION 13.02                            CALL, NOTICE AND PLACE OF MEETINGS.  (a)  The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 13.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York as the Trustee shall determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 14.02, not less than 20 nor more than 90 days prior to the date fixed for the meeting.

(b)                                 In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount at Stated Maturity of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 13.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Notes in the amount specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

SECTION 13.03                            PERSONS ENTITLED TO VOTE AT MEETINGS.  To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more outstanding Notes on the applicable record date or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 13.04                            QUORUM; ACTION.  The Persons entitled to vote a majority in aggregate principal amount at Stated Maturity of the outstanding Notes shall constitute a quorum.  In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved.  In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any such reconvened meeting, such reconvened meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such reconvened meeting (subject to repeated applications of this sentence).  Notice of the reconvening of any adjourned meeting shall be given as provided in Section 13.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount at Stated Maturity of the outstanding Notes which shall constitute a quorum.

Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in aggregate principal amount at Stated Maturity of the outstanding Notes at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters shall be effectively passed and decided if passed or decided by not less than a majority in aggregate principal amount at Stated Maturity of the outstanding Notes represented and entitled to vote at such meeting.

Any resolution passed or decisions taken at any meeting of Holders of Notes duly held in accordance with this Section shall be binding on all the Holders of Notes, whether or not present or represented at the meeting. The Trustee shall, in the name and at the expense of the Company, notify all the Holders of Notes of any such resolutions or decisions pursuant to Section 14.02.

SECTION 13.05                            DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.  (a)  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 1.05 and the appointment of any proxy shall be proved in the manner specified in Section 1.05.

(b)                                 The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Notes as provided in Section 13.02(b), in which case the Company or the Holder of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount at Stated Maturity of the outstanding Notes represented at the meeting.

(c)                                  At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount at Stated Maturity of Notes held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

(d)                                 Any meeting of Holders of Notes duly called pursuant to Section 13.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount at Stated Maturity of the outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 13.06                            COUNTING VOTES AND RECORDING ACTION OF MEETINGS.  The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.02 and, if applicable, Section 14.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 14

MISCELLANEOUS

SECTION 14.01                            TRUST INDENTURE ACT CONTROLS.  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 14.02                            NOTICES.  Any request, demand, authorization, notice, waiver, consent, election, communication or other act of Noteholders shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following addresses:

if to the Company:

Veeco Instruments Inc.
100 Sunnyside Boulevard, Suite B
Woodbury, NY 11797
Attention:  General Counsel
Telephone No.: (516) 677-0200
Facsimile No.: (516) 677-0380

with a copy to:

Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Attention: Rory A. Greiss
Telephone No.: (212) 836-8261
Facsimile No.: (212) 836-8689

if to the Trustee:

Attention:

Telephone No.:

Facsimile No.:

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Noteholder shall be in writing and mailed to the Noteholder, by first-class mail, postage prepaid, at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.  Such notice shall be conclusively deemed to have been given and received by Noteholders when such notice is mailed, whether or not such Noteholder receives such notice.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.  In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification of Noteholders as shall be made with the approval of the Trustee, which approval shall not be unreasonably withheld, shall constitute a sufficient notification to such Noteholders for every purpose hereunder.

If the Company mails a notice or communication to the Noteholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent or co-registrar.

SECTION 14.03                            COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.  Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar, the Paying Agent and anyone else shall have the protection of TIA Section 312(c).

SECTION 14.04                            CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.  Upon any request or application by the Company to the Trustee or any Paying Agent to take any action under this Indenture, the Company shall furnish to the Trustee or the Paying Agent:

(1)                                  an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with;

except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such application or request, no additional certificate or opinion need be furnished.

SECTION 14.05                            STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.  Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture (excluding certificates provided by officers as to defaults) shall include:

(1)                                  a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(3)                                  a statement that, in the opinion of each such person, that he or she has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether, in the opinion of such person, such covenant or condition has been complied with.

SECTION 14.06                            SEPARABILITY CLAUSE.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 14.07                            RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR.  The Trustee may make reasonable rules for action by or a meeting of Noteholders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 14.08                            BENEFITS OF INDENTURE.  Except as provided in the next sentence, nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders of Notes, any benefit or legal or equitable right, remedy or claim under this Indenture.

SECTION 14.09                            LEGAL HOLIDAYS.  A “Legal Holiday” is any day other than a Business Day.  If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding business day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest, if any, shall accrue for the intervening period.

SECTION 14.10                            GOVERNING LAW.  THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 14.11                            NO RECOURSE AGAINST OTHERS.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Noteholder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 14.12                            SUCCESSORS.  All agreements of the Company in this Indenture and the Notes shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 14.13                            MULTIPLE ORIGINALS.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

VEECO INSTRUMENTS INC.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A-1

[Form of Certificated Note]

VEECO INSTRUMENTS INC.

        % Notes due 20

CUSIP NO.

No.:

Issue Date:

VEECO INSTRUMENTS INC., a Delaware corporation, promises to pay to               or registered assigns, the principal sum of [                  ] DOLLARS ($[                 ]) on                   , 20   .

This Note shall bear interest as specified on the other side of this Note.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:	VEECO INSTRUMENTS INC.

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

as Trustee, certifies that this
is one of the Notes referred
to in the within-mentioned Indenture (as
defined on the other side of this Note).

By
Authorized Signatory

Dated:

B-1-1

[FORM OF REVERSE SIDE OF NOTE]

       % Note due 20

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture unless otherwise indicated.

1.                                       Cash Interest.

The Company promises to pay interest at the Interest Rate in cash on the principal amount of this Note.  The Company will pay cash interest semiannually in arrears on                       and                       of each year (each an “Interest Payment Date”), beginning on             , 20  , to Holders of record at the close of business on the preceding                       and                       (whether or not a business day) (each a “Regular Record Date”), as the case may be, immediately preceding such Interest Payment Date.  Cash interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date.  Cash interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay cash interest on overdue principal, and it shall pay interest in cash on overdue installments of cash interest at the same rate to the extent lawful.  All such overdue cash interest shall be payable on demand.

2.                                       Method of Payment.

Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of, premium, if any, and cash interest on this Note to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may make such cash payments by check payable in such money.  A Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder.  Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

3.                                       Paying Agent and Registrar.

Initially,                                   (the “Trustee”), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, The Borough of Manhattan, which shall initially be an office or agency of the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.

4.                                       Indenture.

The Company issued the Notes under an Indenture dated as of                         , 20    (the Indenture”), between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”).  Capitalized terms used herein and not defined

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herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are general unsecured obligations of the Company limited to $                           aggregate principal amount.  The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.                                       [Reserved]

6.                                       [Reserved]

7.                                       [Reserved]

8.                                       [Reserved]

9.                                       [Reserved]

10.                                 Denominations; Transfer; Exchange.

The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and whole multiples of $1,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

11.                                 Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12.                                 Unclaimed Money or Notes.

The Trustee and the Paying Agent shall return to the Company upon written request any money or Notes held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the money or Notes must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13.                                 Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding.  Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any

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change that does not adversely affect the rights of any Noteholder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

14.                                 Defaults and Remedies.

Under the Indenture, Events of Default include (1) the Company fails to pay when due the principal of or premium, if any, on any of the Notes at maturity or otherwise, (2) the Company fails to pay an installment of interest (including additional interest, if any) on any of the Notes that continues for 30 days after the date when due; (3) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; and (4) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary.  If an Event of Default (other than an Event of Default specified in clause (4) or (5) of Section 6.01 of the Indenture) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare all the Notes to be due and payable.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

Noteholders may not enforce the Indenture or the Notes, except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of amounts specified in clause (1) or (2) above) if it determines that withholding notice is in their interests.

15.                                 [Reserved]

16.                                 Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.                                 [Reserved]

18.                                 No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Noteholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

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19.                                 Authentication.

This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Note.

20.                                 Abbreviations.

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.                                 GOVERNING LAW.

THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type.  Requests may be made to:

Veeco Instruments Inc.
100 Sunnyside Boulevard, Suite B
Woodbury, NY 11797
Attention: Investor Relations

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to
(Insert assignee’ soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

And irrevocably appoint

agent to transfer this Note on the books of the
Company. The agent may substitute another to
act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

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Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee

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